EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AdStar, Inc.
Marina Del Rey, California

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 11, 2005, relating to the consolidated financial statements of AdStar, Inc. and subsidiary appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

     We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Los Angeles, California
June 29, 2005